Exhibit 99.1

Investor Contact: The Ruth Group Tram Bui Tel: 646-536-7035 alobo@theruthgroup.com

Evoke Pharma Reports Second Quarter 2020 Financial Results

Preparing for commercial launch of GIMOTI™ in 4Q 2020

SOLANA BEACH, CA. August 6, 2020 – Evoke Pharma, Inc. (NASDAQ: EVOK), a specialty pharmaceutical company focused on treatments for gastrointestinal (GI) diseases, today announced its financial results for the second quarter ended June 30, 2020.

“The recent FDA approval of Gimoti, the first and only outpatient treatment option that bypasses the stomach to relieve symptoms in adults with acute and recurrent diabetic gastroparesis, marked the most significant milestone in our history,” said David A. Gonyer, R.Ph., President and CEO of Evoke Pharma. “We are currently focused on the commercial launch of Gimoti during the fourth quarter of 2020 with EVERSANA, our commercial partner. EVERSANA is working with us to fully implement our strategy, while leveraging their integrated suite of commercialization capabilities. Simultaneously, we have manufactured the first commercial batch of Gimoti with our contract manufacturing partner, Patheon. We believe that we will be well prepared to launch Gimoti and look forward to providing patients with diabetic gastroparesis the only outpatient non-oral treatment option to help improve gastroparesis patients’ quality of life.”

Second Quarter 2020 Financial Review

For the second quarter of 2020, net loss was approximately $7.0 million, or $0.28 per share, compared to a net loss of approximately $2.1 million, or $0.09 per share, for the second quarter of 2019.

Research and development expenses totaled approximately $5.8 million for the second quarter of 2020, compared to approximately $1.2 million for the second quarter of 2019. The increase during the three months ended June 30, 2020 is primarily due to recording a $5 million expense in June 2020 upon achieving a technology acquisition milestone related to FDA’s approval of Gimoti.  Although the expense was recorded when incurred, the payment is not due until June 2021.  Other research and development expenses incurred primarily related to responding to requests for additional information from FDA related to the New Drug Application and preparing for future manufacturing for the commercial launch of Gimoti.

For the second quarter of 2020, general and administrative expenses were approximately $1.2 million compared to approximately $0.9 million for the second quarter of 2019.

Total operating expenses for the second quarter of 2020 were approximately $7.0 million, compared to total operating expenses of approximately $2.1 million for the second quarter of 2019.

As of June 30, 2020, the Company’s cash and cash equivalents were approximately $8.0 million. The Company expects that its current cash balance will be sufficient to support operations into the second quarter of 2021, without further borrowings from EVERSANA or consideration of potential future GIMOTI revenue.

About Evoke Pharma, Inc.

Evoke is a specialty pharmaceutical company focused primarily on the development of drugs to treat GI disorders and diseases. The Company is developing Gimoti, a nasal spray formulation of metoclopramide, for the relief of symptoms associated with acute and recurrent diabetic gastroparesis in adult women (approximately 80% of the affected patients).

Diabetic gastroparesis is a GI disorder affecting millions of patients worldwide, in which the stomach takes too long to empty its contents resulting in serious digestive system symptoms. The gastric delay caused by gastroparesis can compromise absorption of orally administered medications. Metoclopramide is currently available only in oral and injectable formulations and is the only drug currently approved in the United States to treat gastroparesis. Visit www.EvokePharma.com for more information.

Safe Harbor Statement

Evoke cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding: the timing of the commercial launch of GIMOTI and commercial activities to be conducted by EVERSANA; the potential of GIMOTI to provide an important new alternative to current treatment options; and Evoke’s projected cash runway and potential to access the EVERSANA line of credit.  The inclusion of forward-looking statements should not be regarded as a representation by Evoke that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Evoke’s business, including, without limitation: Evoke’s and EVERSANA’s ability to successfully launch and drive market demand for GIMOTI and the timing thereof; Evoke’s ability to obtain additional financing as needed to support its operations, including through the EVERSANA line of credit which is subject  to certain customary conditions; the COVID-19 pandemic may disrupt Evoke’s and EVERSANA’s business operations impairing the ability to commercialize GIMOTI and  Evoke’s ability to generate any product revenue; Evoke’s dependence on third parties for the manufacture of GIMOTI; Evoke is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could delay or prevent commercialization, or that could result in recalls or product liability claims; our ability to obtain and maintain intellectual property protection for GIMOTI; and other risks detailed in Evoke’s prior press releases and in the periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Evoke undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

(Financial Statements to Follow)

Evoke Pharma, Inc. Condensed Balance Sheets

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$7,990,392	$5,663,833
Prepaid expenses	193,902	581,706
Other current assets	11,551	—
Total current assets	8,195,845	6,245,539
Operating lease right-of-use asset	71,211	138,538
Other assets	—	11,551
Total assets	$8,267,056	$6,395,628

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable and accrued expenses	$604,832	$1,033,383
Accrued compensation	860,521	843,162
Operating lease liability	71,211	138,538
Paycheck protection program loan	104,168	—
Milestone payable	5,000,000	—
Total current liabilities	6,640,732	2,015,083

Long-term Liabilities:
Note payable	2,000,000	—

Total liabilities	8,640,732	2,015,083

Stockholders' equity:
Common stock	2,601	2,443
Additional paid-in capital	94,111,817	90,108,492
Accumulated deficit	(94,488,094)	(85,730,390)
Total stockholders' equity (deficit)	(373,676)	4,380,545
Total liabilities and stockholders' equity	$8,267,056	$6,395,628

Evoke Pharma, Inc. Condensed Statement of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$5,782,094	$1,205,599	$6,245,946	$1,952,481
General and administrative	1,182,872	918,139	2,512,707	2,141,152
Total operating expenses	6,964,966	2,123,738	8,758,653	4,093,633
Loss from operations	(6,964,966)	(2,123,738)	(8,758,653)	(4,093,633)
Other income (expense):
Interest income	485	9,642	3,863	14,271
Interest expense	(2,914)	—	(2,914)	—
Total other income (expense)	2,429	9,642	949	14,271
Net loss	$(6,967,395)	$(2,114,096)	$(8,757,704)	$(4,079,362)

Net loss per share of common stock, basic and diluted	$(0.28)	$(0.09)	$(0.35)	$(0.20)

Weighted-average shares used to compute basic and diluted net loss per share	24,987,975	23,258,567	24,713,928	20,371,442